As filed with the Securities and Exchange Commission on April 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

NextPage, Inc. 2007 Stock Plan, as amended

2002 Stock Plan, as amended

(Full title of the plans)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
— To be issued under the 2012 Equity Incentive Plan	5,077,112	(2)	$13.00	(3)	$66,002,456.00	$7,563.88
— To be issued under the 2012 Employee Stock Purchase Plan	744,778	(4)	$11.05	(5)	$8,229,796.90	$943.13
— Outstanding under NextPage, Inc. 2007 Stock Plan, as amended	22,561	(6)	$13.00	(7)	$293,293.00	$33.61
— Outstanding under the 2002 Stock Option/Stock Issuance Plan, as amended	10,312,290	(8)	$4.81	(9)	$49,602,114.90	$5,684.40
Total	16,156,741				$124,127,660.80	$14,225.03

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan, 2012 Employee Stock Purchase Plan, NextPage, Inc. 2007 Stock Plan, as amended, and 2002 Stock Option/Stock Issuance Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)         Shares of common stock reserved for issuance under the 2012 Equity Incentive Plan consist of (a) 4,096,280 shares of common stock reserved to be issued under the 2012 Equity Incentive Plan and (b) 980,832 shares of common stock previously reserved but unissued under the 2002 Stock Option/Stock Issuance Plan that are now available for issuance under the 2012 Equity Incentive Plan. To the extent outstanding awards under the 2002 Stock Option/Stock Issuance Plan are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2002 Stock Option/Stock Issuance Plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2012 Equity Incentive Plan. See footnote 8 below.

(3)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the initial public offering price of the Registrant’s common stock for the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (File No. 333-178479) declared effective on April 19, 2012 (the “Initial Public Offering Price”).

(4)         Represents shares of Registrant’s common stock reserved for future issuance under the Registrant’s 2012 Employee Stock Purchase Plan.

(5)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the Initial Public Offering Price, multiplied by 85%. Pursuant to the Registrant’s 2012 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.

(6)         Represents shares of common stock subject to issuance in connection with the settlement of restricted stock units outstanding under the Nextpage, Inc. 2007 Stock Plan and assumed by the Registrant on December 23, 2011.

(7)        Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the Initial Public Offering Price of the Registrant’s common stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2012 pursuant to Rule 424(b) under the Securities Act.

(8)         Represents shares of Registrant’s common stock reserved for issuance pursuant to stock options outstanding under the 2002 Stock Option/Stock Issuance Plan, as amended, as of the date of this Registration Statement. Any such shares of common stock that are subject to awards under the 2002 Stock Option/Stock Issuance Plan, as amended, which are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2002 Stock Option/Stock Issuance Plan, as amended, instead will be available for issuance under the 2012 Equity Incentive Plan. See footnote 2 above.

(9)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $4.81 per share (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)                                  The Registrant’s prospectus filed on April 20, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-178479); and

(b)                                 The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35506) filed on April 13, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations.  The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•                  any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends, stock purchases or redemptions); or

•              any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•                  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•                  the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•                  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•                  the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.  The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant carries directors’ and officers’ liability insurance.

In addition, certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

See also the undertakings set out in response to Item 9 hereof.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Form of Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/2012

4.02	Form of Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/2012

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.01	2002 Stock Option/Stock Issuance Plan, as amended, and form of option grant	S-1	333-178479	10.02	4/9/2012

99.02	NextPage, Inc. 2007 Stock Plan					X

99.03	Form of Proofpoint, Inc. RSU Assumption Agreement					X

99.04	2012 Equity Incentive Plan and form of grant agreements	S-1	333-178479	10.03	4/9/2012

99.05	2012 Employee Stock Purchase Plan	S-1	333-178479	10.04	4/9/2012

Item 9.  Undertakings.

A.                                   The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 19th day of April, 2012.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Steele and Paul Auvil, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Gary Steele	Chief Executive Officer and Director	April 19, 2012
Gary Steele

Principal Financial Officer and
Principal Accounting Officer:

/s/ Paul Auvil	Chief Financial Officer	April 19, 2012
Paul Auvil

Additional Directors:

/s/ Anthony Bettencourt	Director	April 19, 2012
Anthony Bettencourt

/s/ Dana Evan	Director	April 19, 2012
Dana Evan

/s/ Jonathan Feiber	Director	April 19, 2012
Jonathan Feiber

/s/ Eric Hahn	Director	April 19, 2012
Eric Hahn

/s/ Kevin Harvey	Director	April 19, 2012
Kevin Harvey

/s/ Philip Koen	Director	April 19, 2012
Philip Koen

/s/ Rob Ward	Director	April 19, 2012
Rob Ward

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Form of Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/2012

4.02	Form of Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/2012

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

99.01	2002 Stock Option/Stock Issuance Plan, as amended, and form of option grant	S-1	333-178479	10.02	4/9/2012

99.02	NextPage, Inc. 2007 Stock Plan					X

99.03	Form of Proofpoint, Inc. RSU Assumption Agreement					X

99.04	2012 Equity Incentive Plan and form of grant agreements	S-1	333-178479	10.03	4/9/2012

99.05	2012 Employee Stock Purchase Plan	S-1	333-178479	10.04	4/9/2012